UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2020 (August 11, 2020)

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)
(212) 515-3450
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders
Annual Meeting:
On August 11, 2020, Apollo Investment Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved two proposals. The Proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the "SEC") on June 16, 2020. As of June 12, 2020 the record date, 65,259,176 shares of common stock were eligible to vote.
Proposal 1: The Company's stockholders elected three Class I Directors of the Company, who will each serve a term of three years, or until his or her successor is duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	BROKER-NON-VOTE
Jeanette W. Loeb	21,569,061	11,591,391	19,650,243
Frank C. Puleo	21,475,000	11,685,452	19,650,243
Howard T. Widra	31,885,914	1,274,538	19,650,243
        Proposal 2: The Company's stockholders ratified the selection of PricewaterhouseCoopers LLP as an independent registered public accounting firm of the Company for the fiscal year ending March 31, 2021, as follows:

FOR	WITHHELD	ABSTAIN	BROKER-NON-VOTE
51,474,378	531,201	805,116	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer and Secretary
Date: August 12, 2020